EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We hereby consent to the incorporation of our report dated February 23, 1997 included in this Form 10-KSB into the Company's previously filed Registration Statement on Form S-8 (No. 33-76614).


        GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.


        New York, New York

        March 31, 1997